Exhibit 99.1

Paylocity Announces Fourth Quarter and Fiscal Year 2018 Financial Results

•                  Q4 2018 Total Revenue of $96.6 million, up 27% year-over-year

•                  FY 2018 Total Revenue of $377.5 million, up 26% year-over-year

•                  Board of Directors approves a $35.0 million stock repurchase plan

SCHAUMBURG, IL. — August 9, 2018 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the fourth quarter and full fiscal year 2018, which ended June 30, 2018.

“We had a great fiscal 2018 and a strong fourth quarter, which included 27% revenue growth, marking our 6th straight quarter of total revenue growth between 25% and 28%,” said Steve Beauchamp, Chief Executive Officer of Paylocity. “Additionally, as a result of the strong cash flow we generated this fiscal year, our Board of Directors approved a $35.0 million stock repurchase plan.”

Key Recent Achievements

•                  Q4 2018 Total Revenue of $96.6 million, up 27% year-over-year

•                  FY 2018 Total Revenue of $377.5 million, up 26% year-over-year

•                  Board of Directors approves a $35.0 million stock repurchase plan

•                  FY 2018 GAAP net income of $38.6 million, which includes a non-cash income tax benefit of $21.8 million, versus net income of $6.7 million in FY 2017, a 474.5% increase

•                  FY 2018 Adjusted EBITDA of $81.3 million or 21.5% of revenue, a 44.7% increase and 280 basis point improvement from FY 2017

Fourth Quarter 2018 Financial Highlights

Revenue:

•                  Total revenue was $96.6 million, an increase of 27% from the fourth quarter of fiscal year 2017.

•                  Total recurring revenue was $93.0 million, representing 96% of total revenue and an increase of 27% from the fourth quarter of fiscal year 2017.

Operating Income (Loss):

•                  GAAP operating loss was ($5.2) million, compared to an operating loss of ($3.4) million in the fourth quarter of fiscal year 2017.

•                  Non-GAAP operating income was $8.1 million, compared to a non-GAAP operating income of $5.5 million in the fourth quarter of fiscal year 2017.

Net Income (Loss):

•                  GAAP net loss was ($1.6) million. This compares to a net loss of ($3.8) million for the fourth quarter of fiscal year 2017. Net loss per share was ($0.03) for the three months ended June 30, 2018 based on 52.7 million basic and diluted weighted average common shares outstanding. Net loss per share was ($0.07) for the three months ended June 30, 2017, based on 51.6 million basic and diluted weighted average common shares outstanding.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $15.7 million or 16.2% of revenue compared to Adjusted EBITDA of $11.5 million or 15.1% of revenue in the fourth quarter of fiscal year 2017.

Fiscal Year 2018 Financial Highlights

Revenue:

•                  Total revenue was $377.5 million, an increase of 26% from fiscal year 2017.

•                  Total recurring revenue was $363.5 million, representing 96% of total revenue and an increase of 26% from fiscal year 2017.

Operating Income:

•                  GAAP operating income was $15.9 million, compared to operating income of $7.3 million in fiscal year 2017.

•                  Non-GAAP operating income was $53.6 million, compared to non-GAAP operating income of $36.6 million in fiscal year 2017.

Net Income:

•                  GAAP net income was $38.6 million for fiscal year 2018, which includes a non-cash income tax benefit of $21.8 million, primarily related to the release of substantially all of the valuation allowance against deferred tax assets in the third quarter of fiscal year 2018. This compares to net income of $6.7 million for fiscal year 2017. Net income per share was $0.70 for fiscal year 2018, based on 54.9 million diluted weighted average common shares outstanding. For fiscal year 2017 net income was $0.12 per share based on 54.1 million diluted weighted average common shares outstanding.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $81.3 million or 21.5% of revenue for fiscal year 2018 compared to Adjusted EBITDA of $56.2 million or 18.7% of revenue for fiscal year 2017.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $137.2 million at the end of the year.

•                  Cash flow from operations for fiscal year 2018 was $97.9 million compared to $62.0 million for fiscal year 2017, an increase of 57.9%.

•                  Free cash flow, a non-GAAP measure, was $48.8 million for fiscal year 2018 compared to $24.2 million for fiscal year 2017, an increase of 102.0%.

Accounting Update:

We adopted ASC 606 using the modified retrospective method in fiscal 2019, which began on July 1, 2018. Under ASC 606 we will amortize certain sales and implementation expenses over a period of 7 years.

Also as of July 1, 2018 we began recognizing implementation revenue ratably over a period of up to 24 months.

In the interest of comparability during this transition year, in the reconciliation table below we are providing revenue for each quarter of fiscal 2018 on a GAAP and non-GAAP, pro-forma basis giving effect to the change in recognition of implementation revenue for fiscal 2018.

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Revenue

(In thousands)

	Three Months Ended September 30, 2017			Three Months Ended December 31, 2017			Three Months Ended March 31, 2018
	As Reported	Non-GAAP Adjustments (8)	As Adjusted	As Reported	Non-GAAP Adjustments (8)	As Adjusted	As Reported	Non-GAAP Adjustments (8)	As Adjusted
Revenues:
Recurring fees	$77,294	$—	$77,294	$81,292	$—	$81,292	$105,857	$—	$105,857
Interest income on funds held for clients	1,617	—	1,617	1,783	—	1,783	2,719	—	2,719
Total recurring revenues	78,911	—	78,911	83,075	—	83,075	108,576	—	108,576
Implementation services and other	2,589	(1,789)	800	2 929	(1,011)	1,918	4,831	(2,076)	2,755
Total Revenue	$81,500	$(1,789)	$79,711	$86,004	$(1,011)	$84,993	$113,407	$(2,076)	$111,331

	Three Months Ended June 30, 2018			Twelve Months Ended June 30, 2018
	As Reported	Non-GAAP Adjustments (8)	As Adjusted	As Reported	Non-GAAP Adjustments (8)	As Adjusted
Revenues:
Recurring fees	$89,989	$—	$89,989	$354,432	$—	$354,432
Interest income on funds held for clients	2,974	—	2,974	9,093	—	9,093
Total recurring revenues	92,963	—	92,963	363,525	—	363,525
Implementation services and other	3,653	(600)	3,053	14,002	(5,476)	8,526
Total Revenue	$96,616	$(600)	$96,016	$377,527	$(5,476)	$372,051

(8) As adjusted implementation revenue as if we recognized implementation revenue ratably over a period of up to 24 months for each quarter of fiscal 2018.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Stock Repurchase Plan:

Paylocity’s Board of Directors approved a stock repurchase plan under which $35.0 million is available for repurchase through August 14, 2019. Shares may be repurchased from time-to-time in open market transactions at prevailing market prices or privately negotiated transactions. The actual timing, number and value of shares repurchased will depend on the market price of our common stock, general market conditions and other corporate and economic considerations.

Business Outlook

Based on information available as of August 9, 2018, Paylocity is issuing guidance for the first quarter and full fiscal year 2019 as indicated below.

First Quarter 2019:

•                  Total revenue is expected to be in the range of $97.5 million to $98.5 million, which represents 22% - 24% growth over fiscal 2018 first quarter revenue, as adjusted and as presented on a non-GAAP basis in the table above.

•                  Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $20.0 million to $21.0 million.

Fiscal Year 2019:

•                  Total revenue is expected to be in the range of $451.0 million to $453.0 million, which represents 21% - 22% growth over fiscal 2018 total revenue, as adjusted and as presented on a non-GAAP basis in the table above.

•                  Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $126.5 million to $128.5 million.

We are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its fourth quarter and fiscal year 2018 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 5196704. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, acquisition-related costs and lease exit costs. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles, lease exit costs and accelerated depreciation expense and acquisition-related costs. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles, acquisition-related costs and lease exit costs and accelerated depreciation expense. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles, acquisition-related costs, lease exit costs and accelerated depreciation expense and the income tax effect on these items, the valuation allowance release, excess tax benefit related to employee stock-based compensation payments and the impact of tax reform. Pro forma diluted weighted average number of common shares are adjusted for the weighted average effect of potentially diluted shares. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Included in the press release, we also refer to non-GAAP revenue. Effective July 1, 2018, we began recognizing implementation revenue ratably over a period of up to 24 months. To allow investors comparability to prior year results, we have provided comparable information on fiscal 2018 as if we had recognized implementation revenue ratably over a period of up to 24 months during fiscal 2018. However, for periods beginning before adoption, those adjusted financial measures are considered not to be calculated in accordance with GAAP and are thus presented as non-GAAP financial metrics.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to Paylocity’s ability to consummate repurchase under the stock repurchase plan; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position; potential adverse tax consequences to Paylocity as a result of the recently enacted Federal Tax Cut and Jobs Act; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets, including the potential repeal or replacement of the Affordable Care Act; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 11, 2017.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release.

Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Consolidated Balance Sheets

(in thousands, except per share data)

	As of June 30,
	2017	2018
Assets
Current assets:
Cash and cash equivalents	$103,468	$137,193
Accounts receivable, net	2,040	3,453
Prepaid expenses and other	14,879	11,980
Total current assets before funds held for clients	120,387	152,626
Funds held for clients	942,459	1,225,614

Total current assets	1,062,846	1,378,240
Long-term prepaid expenses	1,535	1,504
Capitalized internal-use software, net	17,394	21,094
Property and equipment, net	40,756	62,029
Intangible assets, net	8,907	13,002
Goodwill	6,003	9,590
Deferred income tax assets, net	—	22,140

Total assets	$1,137,441	$1,507,599

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,046	$2,990
Accrued expenses	30,301	42,241

Total current liabilities before client fund obligations	32,347	45,231
Client fund obligations	942,459	1,225,614

Total current liabilities	974,806	1,270,845
Deferred rent	14,621	22,812
Other long-term liabilities	—	1,118
Deferred income tax liabilities, net	401	—

Total liabilities	$989,828	$1,294,775
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2017 and 2018	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2017 and 2018; 51,738 shares issued and outstanding at June 30, 2017 and 52,758 shares issued and outstanding at June 30, 2018	52	53
Additional paid-in capital	192,837	219,588
Accumulated deficit	(45,276)	(6,678)
Accumulated other comprehensive loss	—	(139)
Total stockholders’ equity	$147,613	$212,824
Total liabilities and stockholders’ equity	$1,137,441	$1,507,599

PAYLOCITY HOLDING CORPORATION

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Years Ended June 30,
	2017	2018	2017	2018
Revenues:
Recurring fees	$72,236	$89,989	$284,817	$354,432
Interest income on funds held for clients	1,142	2,974	3,631	9,093
Total recurring revenues	73,378	92,963	288,448	363,525
Implementation services and other	2,683	3,653	11,562	14,002
Total revenues	76,061	96,616	300,010	377,527
Cost of revenues:
Recurring revenues	23,144	27,298	85,399	104,009
Implementation services and other	10,019	11,448	38,588	45,188
Total cost of revenues	33,163	38,746	123,987	149,197
Gross profit	42,898	57,870	176,023	228,330
Operating expenses:
Sales and marketing	20,518	26,702	77,506	95,484
Research and development	7,606	10,418	29,098	37,645
General and administrative	18,208	25,914	62,123	79,252
Total operating expenses	46,332	63,034	168,727	212,381
Operating income (loss)	(3,434)	(5,164)	7,296	15,949
Other income	77	337	73	802
Income (loss) before income taxes	(3,357)	(4,827)	7,369	16,751
Income tax expense (benefit)	487	(3,274)	651	(21,847)

Net income (loss)	$(3,844)	$(1,553)	$6,718	$38,598

Other comprehensive gain (loss), net of tax
Unrealized gains (losses) on securities, net of tax	—	32	—	(139)
Total other comprehensive gain (loss), net of tax	—	32	—	(139)
Comprehensive income (loss)	$(3,844)	$(1,521)	$6,718	$38,459

Net income (loss) per share:
Basic	$(0.07)	$(0.03)	$0.13	$0.74
Diluted	$(0.07)	$(0.03)	$0.12	$0.70

Weighted-average shares used in computing net income (loss) per share:
Basic	51,602	52,699	51,415	52,425
Diluted	51,602	52,699	54,057	54,887

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises are included in the above line items:

	For the Three Months Ended June 30,		For the Years Ended June 30,
	2017	2018	2017	2018
Cost of revenue — recurring	$610	$773	$2,329	$3,026
Cost of revenue — implementation services and other	379	294	1,473	1,522
Sales and marketing	1,514	1,646	6,558	7,502
Research and development	740	1,040	3,348	4,076
General and administrative	5,288	4,871	14,086	15,691
Total	$8,531	$8,624	$27,794	$31,817

PAYLOCITY HOLDING CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

	For the Years Ended June 30,
	2016	2017	2018

Cash flows from operating activities:

Net income (loss)	$(3,851)	$6,718	$38,598
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense	17,563	26,734	30,354
Depreciation and amortization expense	13,873	21,027	30,202
Deferred income tax expense (benefit)	150	152	(21,870)
Provision for doubtful accounts	159	113	296
Net accretion of discounts and amortization of premiums on available-for-sale securities	—	—	(443)
Net realized losses on sales of available-for-sale securities	—	—	2
Loss on disposal of equipment	712	253	227
Changes in operating assets and liabilities:
Accounts receivable	(725)	(472)	(1,494)
Prepaid expenses and other	(3,270)	(2,074)	(2,141)
Accounts payable	72	219	740
Accrued expenses	8,310	6,465	11,641
Tenant improvement allowance	—	2,845	11,754
Net cash provided by operating activities	32,993	61,980	97,866

Cash flows from investing activities:
Purchases of available-for-sale securities from funds held for clients	—	—	(196,594)
Proceeds from sales and maturities of available-for-sale securities from funds held for clients	—	—	73,044
Net change in funds held for clients’ cash and cash equivalents	(648,403)	297,163	(158,394)
Capitalized internal-use software costs	(8,391)	(13,641)	(15,638)
Purchases of property and equipment	(16,083)	(21,338)	(21,676)
Lease allowances used for tenant improvements	—	(2,845)	(11,754)
Acquisition of business, net of cash acquired	(483)	—	(8,346)
Net cash provided by (used in) investing activities	(673,360)	259,339	(339,358)

Cash flows from financing activities:
Net change in client fund obligations	648,403	(297,163)	281,467
Proceeds from exercise of stock options	137	34	—
Proceeds from employee stock purchase plan	2,991	3,677	4,304
Taxes paid related to net share settlement of equity awards	(5,926)	(11,342)	(10,554)
Excess tax benefits from stock-based compensation	—	447	—
Net cash provided by (used in) financing activities	645,605	(304,347)	275,217
Net Change in Cash and Cash Equivalents	5,238	16,972	33,725
Cash and Cash Equivalents—Beginning of Year	81,258	86,496	103,468
Cash and Cash Equivalents—End of Year	$86,496	$103,468	$137,193
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Build-out allowances received from landlords	$1,888	$—	$1,956
Purchase of property and equipment and internal-use software, accrued but not paid	$607	$667	$659
Supplemental Disclosure of Cash Flow Information
Cash paid (refunds received) for income taxes	$3	$28	$(53)

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended June 30,		For the year Ended June 30,
	2017	2018	2017	2018
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$42,898	$57,870	$176,023	$228,330
Amortization of capitalized internal-use software costs	3,240	3,957	9,447	14,315
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	989	1,067	3,802	4,548
Adjusted gross profit	$47,127	$62,894	$189,272	$247,193

	Three months Ended June 30,		For the year Ended June 30,
	2017	2018	2017	2018
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$73,378	$92,963	$288,448	$363,525
Cost of recurring revenues	23,144	27,298	85,399	104,009
Recurring gross profit	50,234	65,665	203,049	259,516
Amortization of capitalized internal-use software costs	3,240	3,957	9,447	14,315
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	610	773	2,329	3,026
Adjusted recurring gross profit	$54,084	$70,395	$214,825	$276,857

	Three months Ended June 30,		For the year Ended June 30,
	2017	2018	2017	2018
Reconciliation from operating income (loss) to non-GAAP operating income:
Operating income (loss)	$(3,434)	$(5,164)	$7,296	$15,949
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	8,531	8,624	27,794	31,817
Lease exit costs & accelerated depreciation expense (3)	—	3,996	—	3,996
Amortization of acquired intangibles	370	619	1,512	1,695
Acquisition-related costs (1)	—	—	—	191
Non-GAAP operating income	$5,467	$8,075	$36,602	$53,648

	Three months Ended June 30,		For the year Ended June 30,
	2017	2018	2017	2018
Reconciliation from net income (loss) to non-GAAP net income:
Net income (loss)	$(3,844)	$(1,553)	$6,718	$38,598
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	8,531	8,624	27,794	31,817
Amortization of acquired intangibles	370	619	1,512	1,695
Acquisition-related costs (1)	—	—	—	191
Lease exit costs & accelerated depreciation expense (3)	—	3,996	—	3,996
Income tax effect on adjustments (4)	—	(3,310)	—	(9,425)
Valuation allowance release (5)	—	(186)	—	(22,771)
Excess tax benefit related to employee stock-based compensation payments (6)	—	(814)	—	(11,787)
Impact of tax reform (7)	—	(1,191)	—	8,626
Non-GAAP net income	$5,057	$6,185	$36,024	$40,940

	Three months Ended June 30,		For the year Ended June 30,
	2017	2018	2017	2018
Calculation of non-GAAP net income per share:
Non-GAAP net income	$5,057	$6,185	$36,024	$40,940
Diluted weighted-average number of common shares (pro forma for the three months ended June 30, 2017 and 2018)	54,537	55,354	54,057	54,887
Non-GAAP net income per share	$0.09	$0.11	$0.67	$0.75

	Three months Ended June 30,		For the year Ended June 30,
	2017	2018	2017	2018
Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	51,602	52,699	54,057	54,887
Weighted-average effect of potentially dilutive shares	2,935	2,655	—	—
Diluted weighted-average number of common shares (pro forma for the three months ended June 30, 2017 and 2018)	54,537	55,354	54,057	54,887

	Three months Ended June 30,		For the year Ended June 30,
	2017	2018	2017	2018
Reconciliation from net income (loss) to Adjusted EBITDA:
Net income (loss)	$(3,844)	$(1,553)	$6,718	$38,598
Interest expense	—	—	—	—
Income tax expense (benefit)	487	(3,274)	651	(21,847)
Depreciation and amortization expense	6,342	9,562	21,027	30,202
EBITDA	2,985	4,735	28,396	46,953
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	8,531	8,624	27,794	31,817
Acquisition-related costs (1)	—	—	—	191
Lease exit costs (2)	—	2,336	—	2,336
Adjusted EBITDA	$11,516	$15,695	$56,190	$81,297

	Three months Ended June 30,		For the year Ended June 30,
	2017	2018	2017	2018
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$20,518	$26,702	$77,506	$95,484
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,514	1,646	6,558	7,502
Non-GAAP Sales and Marketing	$19,004	$25,056	$70,948	$87,982

	Three months Ended June 30,		For the year Ended June 30,
	2017	2018	2017	2018
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$7,606	$10,418	$29,098	$37,645
Capitalized internal-use software costs	3,568	4,196	13,641	15,638
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	740	1,040	3,348	4,076
Non-GAAP Total Research and Development	$10,434	$13,574	$39,391	$49,207

	Three months Ended June 30,		For the year Ended June 30,
	2017	2018	2017	2018
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$18,208	$25,914	$62,123	$79,252
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	5,288	4,871	14,086	15,691
Amortization of acquired intangibles	370	619	1,512	1,695
Lease exit costs & accelerated depreciation expense (3)	—	3,996	—	3,996
Acquisition-related costs (1)	—	—	—	191
Non-GAAP General and Administrative	$12,550	$16,428	$46,525	$57,679

	For the year Ended June 30,
	2017	2018
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$61,980	$97,866
Capitalized internal-use software costs	(13,641)	(15,638)
Purchases of property and equipment	(21,338)	(21,676)
Lease allowances used for tenant improvements	(2,845)	(11,754)
Free Cash Flow	$24,156	$48,798

(1)           Acquisition-related costs: Includes legal, accounting and other professional fees as well as various other costs directly associated with acquisitions.

(2)           Lease exit costs: Includes the acceleration of rent and other expenses associated with the remaining lease term on our previous headquarters as a result of the transition to the Company’s new headquarters in Schaumburg, Illinois.

(3)           Lease exit costs and accelerated depreciation expense: Includes the lease exit costs outlined above in item (2) as well as accelerated depreciation expense related to property and equipment as a result of the transition to the Company’s new headquarters in Schaumburg, Illinois.

(4)           Income tax effect on adjustments: Includes the impact of non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock release and option exercises, amortization of acquired intangibles, acquisition-related costs and lease exit costs and accelerated depreciation expense at an effective tax rate of 25.0%.

(5)           Valuation allowance release: We established a valuation allowance on all of our net deferred tax assets except for deferred tax liabilities associated with indefinite-lived intangible assets during fiscal 2014, given that we determined that it was more likely than not that we would not recognize the benefits of its net operating loss carryforwards prior to their expiration. As a result of our improving financial performance, including net income in fiscal 2017 and in the first nine months of fiscal 2018 and other factors, we released our valuation allowance against net deferred tax assets, resulting in a one-time, non-cash increase to net income.

(6)           Excess tax benefit related to employee stock-based compensation payments: Net federal and state tax windfall or shortfall benefits related to employee stock-based compensation payments.

(7)           Impact of tax reform: On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the Act) was signed into law. During fiscal 2018 we recorded an increase in our income tax provision due to the enactment of the Act. This increase to the provision for income taxes related to a reduction in net deferred tax assets, and is excluded from our non-GAAP financial measures because it is an expense that we do not consider part of ongoing operations.